EXHIBIT 2


TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA   CHARLES H. STAMM
COLLEGE RETIREMENT AND EQUITIES FUND                    EXECUTIVE VICE PRESIDENT
730 Third Avenue                                           AND GENERAL COUNSEL
New York, NY 10017-3206                                 (212) 916-4700
212 490-9000          800 842-2733


                                January 30, 2002


Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206

To The Board of Directors:

In my capacity as General Counsel of TIAA-CREF Life Insurance Company (the "Company"), I have supervised the establishment of the TIAA-CREF Life Separate Account VLI-1 (the "Account"), by the Board of Directors of the Company as a separate account for assets applicable to certain flexible premium variable universal life insurance policies (the "Policies") issued by the Company pursuant to the provisions of Section 4240 of the Insurance Laws of the State of New York. Moreover, I have supervised the preparation of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (the "Registration Statement") (File No. 333-62162) filed by the Company and the Account with the Securities and Exchange Commission under the Securities Act of 1933, for the registration of the Policies to be issued with respect to the Account.

I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

     1. The Company has been duly organized under the laws of the State of New York and is a validly existing corporation.

     2. The Policies, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

     3. The Account is duly created and validly existing as a separate account pursuant to the aforesaid provisions of New York law.

     4. The assets held in the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any business the Company may conduct.


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Board of Directors
January 30, 2002
Page 2 of 2


I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.


                                          Very truly yours,


                                          /s/ CHARLES H. STAMM
                                          --------------------------------------
                                          Charles H. Stamm
                                          Executive Vice President
                                          and General Counsel